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                           FORM OF LETTER TO CLIENTS

                                 CD RADIO INC.
                               OFFER TO EXCHANGE
                   5% DELAYED CONVERTIBLE PREFERRED STOCK FOR
                  10 1/2% SERIES C CONVERTIBLE PREFERRED STOCK

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
                   , 1997, UNLESS EXTENDED.

                                                                October   , 1997

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated October   , 1997
(the 'Prospectus'), of
CD Radio Inc. (the 'Company') and the related Letter of Transmittal (the 'Letter of Transmittal'), which together describe the Company's offer to exchange (the 'Exchange Offer') up to 1,932,073 shares of its new 10 1/2% Series C Convertible Preferred Stock (the 'New Preferred Stock') for up to all of the outstanding shares (the 'Shares') of its 5% Delayed Convertible Preferred Stock (the '5% Preferred Stock') at a rate of one share of New Preferred Stock for each $100 in Exchange Rate Liquidation Preference represented by Shares not previously converted. The 'Exchange Rate Liquidation Preference' shall be the amount determined by dividing the liquidation preference of the Shares being exchanged (including accrued and unpaid dividends on the Shares) by 0.696145. Such exchange will be upon the terms and subject to the conditions of the Exchange Offer (as described in the Prospectus) and subject to the right of the Company to amend or terminate the Exchange Offer. As of September 30, 1997, there were 5,222,608 Shares outstanding.

     WE ARE THE HOLDER OF RECORD OF SHARES OF 5% PREFERRED STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF 5% PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the shares of 5% Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the enclosed Prospectus carefully before conveying your instructions to us.

     Your attention is invited to the following:

          1. The Exchange Offer is for up to all of the Company's outstanding shares of 5% Preferred Stock. The Exchange Offer is subject to certain conditions. See 'The Exchange Offer -- Conditions of the Exchange Offer' in the Prospectus.

        2. The Exchange Offer will expire at 12:00 Midnight, New York City time,
     on               , 1997, unless the Exchange Offer is extended. Your
     instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your shares of 5% Preferred Stock that we have tendered, you can withdraw them at any time prior to the Expiration Date (as defined in the Prospectus).

          3. Exchanges will be made on the basis of one share of New Preferred Stock for each $100 in Exchange Rate Liquidation Preference represented by shares of 5% Preferred Stock tendered and accepted for exchange. The 'Exchange Rate Liquidation Preference' shall be the amount determined by dividing the liquidation preference of the shares of 5% Preferred Stock being exchanged (including accrued and unpaid dividends on the Shares) by 0.696145.



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          4. Any transfer taxes applicable to the exchange of shares of 5%
     Preferred Stock with the Company pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 4 of the Letter of Transmittal.

     If you wish to have us tender any or all of your shares of 5% Preferred Stock held by us for your account upon the terms and subject to the conditions set forth in the Exchange Offer, please so instruct us by completing, executing, detaching and returning to us the Tender Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of 5% Preferred Stock, all such shares of 5% Preferred Stock will be tendered unless otherwise specified on the Tender Instruction Form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Exchange Offer.

                            TENDER INSTRUCTION FORM

                          INSTRUCTIONS WITH RESPECT TO
                                 CD RADIO INC.
                               OFFER TO EXCHANGE
                   5% DELAYED CONVERTIBLE PREFERRED STOCK FOR
                  10 1/2% SERIES C CONVERTIBLE PREFERRED STOCK

        The undersigned acknowledge(s) receipt of your letter and the
   enclosed Prospectus dated October   , 1997 of CD Radio Inc. (the
   'Company') and the related Letter of Transmittal, which together describe the Company's offer to exchange (the 'Exchange Offer') up to 1,932,073 shares of its new 10 1/2% Series C Convertible Preferred Stock (the 'New Preferred Stock') for up to all of the outstanding shares (the 'Shares') of its 5% Delayed Convertible Preferred Stock (the '5% Preferred Stock') at a rate of one share of New Preferred Stock for each $100 in Exchange Rate Liquidation Preference represented by Shares not previously converted. The 'Exchange Rate Liquidation Preference' shall be the amount determined by dividing the liquidation preference of the Shares being exchanged (including accrued and unpaid dividends on the Shares) by
   0.696145. Such exchange will be upon the terms and subject to the conditions of the Exchange Offer (as described in the Prospectus) and subject to the right of the Company to amend or terminate the Exchange Offer. As of September 30, 1997, there were 5,222,608 Shares outstanding.

        This will instruct you to tender to the Company the number of shares of 5% Preferred Stock indicated below (or, if no number is indicated below, all shares of 5% Preferred Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

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SIGN HERE: ........................................  ...................................................

Name:  ............................................  Name (if more than one): ..........................

Address: ..........................................  Address: ..........................................

 ..................................................  ...................................................

Social Security No. (or Taxpayer                     Social Security No. (or Taxpayer
Identification No.): ..............................  Identification No.): ..............................


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